UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

XAI Floating Rate & Alternative Income Trust

(Name of Registrant as Specified In Its Charter)

OCTAGON CREDIT INVESTORS, LLC

GRETCHEN LAM

LAUREN LAW

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

Octagon Credit Investors, LLC (“Octagon”), together with the other participants named herein, has filed a definitive proxy statement on Schedule 14A and accompanying BLUE proxy card with the U.S. Securities and Exchange Commission in connection with the solicitation of proxies to vote AGAINST the approval of a new sub-advisory agreement at the special meeting of shareholders of the XAI Floating Rate & Alternative Income Trust, scheduled to be held on July 30, 2026.

On July 15, 2026, Octagon issued the following press release:

Octagon Responds to Disingenuous Attempt by the XFLT Board to Sidestep Responsibility for “XFLT’s Performance Challenges”

Notes XFLT’s Underlying Assets Have Outperformed Their Applicable Benchmarks Even as the Board and XFLT’s Adviser Are Responsible for Questionable Capital Structure, Distribution and Fee Decisions that Have Harmed Shareholders

Exposes Contradiction in the Board’s Claim that Octagon Is “NOT Responsible” for Fund Management and Operations While Blaming Octagon for What the Board Regards as the Fund’s Underperformance

Urges Shareholders to Vote AGAINST the New Sub-Adviser Proposal on the BLUE Proxy Card

NEW YORK – July 15, 2026 – Octagon Credit Investors, LLC (“Octagon” or “our”), a leading credit-focused asset manager, today responded to the false claims made by XAI Floating Rate & Alternative Income Trust (NYSE: XFLT) (formerly, XAI Octagon Floating Rate & Alternative Income Trust) (the “Fund” or “XFLT”) in connection with XFLT’s upcoming special meeting of shareholders, which is scheduled to be held on July 30, 2026 (the “Special Meeting”). At the Special Meeting, the Board of Trustees of XFLT (the “Board”) is seeking shareholder approval of a new investment sub-advisory agreement (the “New Sub-Adviser Proposal”) that will benefit the Fund’s adviser, XA Investments LLC (“XAI”).

To justify its confounding decision to appoint a new sub-adviser, the Board has concocted a narrative about Octagon’s performance. In our view, however, the Board has no reason to complain about Octagon’s performance. As sub-adviser to the Fund, Octagon is responsible for making investment decisions. And Octagon has performed that task admirably; under Octagon’s stewardship, the unlevered returns of XFLT’s underlying assets have generally matched or exceeded those of the applicable benchmarks. Furthermore, the Fund has outperformed its CLO-focused closed-end fund peers on both a total shareholder return and NAV return basis year-to-date and over the last one, three and five years.1

Despite this track record, in its shareholder materials filed on July 13, 2026, the Board bemoans what it characterizes as XFLT’s “underperformance.” However, instead of acknowledging its own role in XFLT’s performance as “an independent force in fund affairs,” the Board places responsibility for the Fund’s returns solely on Octagon. The Board seemingly desires all the credit and accolades for taking “decisive action” to improve XFLT’s prospects but none of the blame for overseeing a fund whose performance it laments.

But the Board cannot have it both ways; it cannot be the authoritative “force” whose oversight of XFLT is worthy of shareholder trust and a bystander to its “underperformance.” After all, as XFLT itself acknowledges, Octagon is “not responsible for the Fund’s overall management and operations.”

The Fund’s trading discount to NAV is driven, in our view, not by Octagon’s management of XFLT’s investment portfolio but by the Board’s decisions to preserve the Fund’s excessively high fee structure, reduce distributions and implement a risky capital structure—all of which, in our view, have harmed common shareholders.

In our view, shareholders should see the Board’s materials for what they are: a last-ditch attempt by the Board to evade accountability for its own poor stewardship and inattention to shareholder interests.

Octagon believes shareholders deserve better. In our view, the Board should be replaced, fees should be lowered, distributions should be stabilized and action should be taken to narrow the price-to-NAV gap. None of these things will be implemented, however, if the Board has its way.

That is why Octagon urges XFLT shareholders to vote AGAINST the New Sub-Adviser Proposal on Octagon’s BLUE proxy card to demand a Better Path Forward under Octagon’s stewardship. If you have already voted for the Proposal, you may change your vote by voting a later-dated proxy AGAINST the Proposal at any time. Only your latest dated proxy counts.

[1]	Source: Bloomberg and fund filings. Data as of May 19, 2026, the last trading day prior to XFLT’s public disclosure of the proposed sub-adviser transition. Peer data refers to median. “CLO-focused closed-end fund peers” include Carlyle Credit Income Fund (CCIF), Eagle Point Credit Company (ECC), OFS Credit Company (OCCI), Oxford Lane Capital (OXLC), Pearl Diver Credit Company (PDCC) and Sound Point Meridian Capital (SPMC).

Shareholders with questions or who need assistance voting their BLUE proxy card should contact Octagon’s proxy solicitor:

Saratoga Proxy Consulting LLC

(212) 257-1311 | (888) 368-0379 (toll-free)

info@saratogaproxy.com

Advisors

Sidley Austin LLP is serving as legal counsel to Octagon. Spotlight Advisors LLC is providing strategic and financial advice to Octagon and Gagnier Communications is providing communications advice. Saratoga Proxy Consulting is serving as Octagon’s proxy solicitor.

About Octagon Credit Investors

Founded in 1994, Octagon Credit Investors is a $32 billion asset manager specializing in broadly syndicated loan, structured credit, multi-asset credit, and direct lending strategies. Octagon’s disciplined, time-tested investment process relies on fundamental credit analysis and active portfolio management to generate attractive risk-adjusted performance for its clients.

Octagon is majority-owned by Conning,1 a leading global investment management firm with a long history of serving insurance companies and other institutional investors. Octagon and Conning are part of Generali Investments,2 a platform of asset management firms operating in more than 20 countries, offering distinctive strategies in public and private markets and expert insights to help investors achieve long-term performance. Generali Investments is the asset management arm of the Generali Group, one of the world’s largest insurance and asset management players.

For more information, please visit www.octagoncredit.com.

1Conning, Inc., Goodwin Capital Advisers, Inc., Conning Investment Products, Inc., a FINRA-registered broker-dealer, Conning Asset Management Limited, Conning Asia Pacific Limited, Octagon Credit Investors, LLC, Global Evolution Holding ApS and its subsidiaries, and Pearlmark Real Estate, L.L.C. and its subsidiaries are all direct or indirect subsidiaries of Conning Holdings Limited (collectively, “Conning”) which is one of the family of companies whose controlling shareholder is Generali Investments Holding S.p.A. (“GIH”) a company headquartered in Italy. Assicurazioni Generali S.p.A. is the ultimate controlling parent of all GIH subsidiaries.

2Generali Investments Holding S.p.A., data as at end of Q4 2025 net of double counting. Generali Investments is part of the Generali Group, which was established in 1831 in Trieste as Assicurazioni Austro-Italiche. Generali Asset Management S.p.A. Società di gestione del risparmio, Generali Real Estate S.p.A. Società di gestione del risparmio, Infranity SAS, Sosteneo S.p.A. Società di gestione del risparmio, Sycomore Asset Management, Aperture Investors LLC (including Aperture Investors UK Ltd), Lumyna Investments Limited, Plenisfer Investments S.p.A. Società di gestione del risparmio, Conning, Inc., Conning Asset Management Limited, Conning Asia Pacific Limited, Conning Investment Products, Inc., Goodwin Capital Advisers, Inc. (collectively, “Conning”) and its subsidiaries (Global Evolution Asset Management A/S - including Global Evolution USA, LLC and Global Evolution Fund Management Singapore Pte. Ltd- Octagon Credit Investors, LLC, Pearlmark Real Estate, LLC and PREP Investment Advisers LLC) are part of Generali Investments, as well as Generali Investments CEE. Please note that the countries refers to the countries where the different funds of the asset management companies that are part of Generali Investments are registered for distribution. Please note that not all funds are registered in all the countries and not all the asset management companies are licensed to operate in such countries. Generali Investments Holding S.p.A. is the holding company holding, directly or indirectly, a majority of the shares in the asset management companies listed above.

Important Information

Octagon Credit Investors, LLC (“Octagon”), together with Gretchen Lam and Lauren Law (collectively, the “Participants”), has filed a definitive proxy statement on Schedule 14A, accompanying BLUE proxy card, and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to vote AGAINST the approval of a new sub-advisory agreement at the special meeting of shareholders of the XAI Floating Rate & Alternative Income Trust (the “Fund”) scheduled to be held on July 30, 2026.

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE FUND TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE BLUE PROXY CARD, THAT HAVE BEEN OR WILL BE FILED BY SUCH PARTICIPANTS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE OR WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

Investor Contacts

John Ferguson / Joseph Mills

Saratoga Proxy Consulting LLC

jferguson@saratogaproxy.com

jmills@saratogaproxy.com

(212) 257-1311

(888) 368-0379

Media Contact

Riyaz Lalani / Dan Gagnier

Gagnier Communications

Octagon@gagnierfc.com

(646) 342-8087

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